UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2011

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

FX REAL ESTATE AND ENTERTAINMENT INC.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2011, FX Real Estate and Entertainment Inc. (the "Company") changed its corporate name to "Circle Entertainment Inc." The name change was made pursuant to Section 253 of the General Corporation Law of the State of Delaware by merging a wholly-owned subsidiary of the Company with and into the Company.

The Company is the surviving corporation in the merger, and in connection with the merger, amended Article First of its Amended and Restated Certificate of Incorporation, as amended, to change the Company’s name to Circle Entertainment Inc. by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Upon the merger becoming effective, the Company amended its Amended and Restated By-Laws to reflect the name change.

The Company’s common stock will begin being quoted on the Pink Sheets under the symbol "CEXE.PK" on January 13, 2011, and has been assigned the CUSIP number 17256R 105. The Company’s stockholders are not required to take any action with regard to their ownership of shares of stock of the Company in connection with the name change.

Item 9.01 Financial Statements and Exhibits.

Certificate of Ownership and Merger filed with the Delaware Secretary of State on January 7, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

January 12, 2011	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Ownership and Merger filed with the Delaware Secretary of State on January 7, 2011